EXHIBIT 5.11
April 1, 2010
Torvec, Inc.
1999 Mt. Read Blvd.
Rochester, NY 14615
Gentlemen:
We have examined the corporate records and proceedings of Torvec, Inc., a New York business corporation (hereinafter referred to as “Company”), with respect to:
1. The organization of the Company;
2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and
3. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 5,000,000 shares of the $.01 par value Common Stock of the Company (“Registered Shares”) covered by the Registration Statement (hereinafter referred to as the “Registration Statement”) dated as of April 1, 2010.
Based upon such examination, we are of the opinion that:
(a) Torvec, Inc. is duly organized and validly existing under the laws of the State of New York;
(b) The Company is authorized to issue 40,000,000 shares of Common Stock of the par value of $.01 per share, of which 35,811,192 shares of such Common Stock have been issued and are presently outstanding and 100,000,000 shares of preferred stock, of which 733,351 have been issued and are presently outstanding;

Torvec, Inc.
April 1, 2010

(c) The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and
(d) When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company’s shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.
We hereby consent:
(1) To be named in the Registration Statement, as the attorney who will pass upon legal matters in connection with an issuance of the Company’s shares; and
(2) To the filing of this opinion as Exhibits 5.11 and 23.11 to the Registration Statement.
If you have any questions with respect to this opinion, please contact Richard B. Sullivan at (585) 254-1100 or by e-mail at dsullivan@torvec.com.
Very truly yours,
/Richard B. Sullivan, Esq.